IQST – iQSTEL Announces 42% Revenue Growth In January Reaching $6.7 Million For The Month

New York, NY, Feb. 03, 2022 (GLOBE NEWSWIRE) -- iQSTEL, Inc. (OTCQX: IQST) has entered 2022 with its sights on growing from $64 million in revenue, which the company anticipates formally reporting in its upcoming annual audited financial report for 2021, to a forecasted $90 million in 2022.  The company is also pursuing an uplisting to Nasdaq within the first six months of 2022. In conjunction with the company’s growth and uplisting objectives, iQSTEL CEO Leandro Iglesias is publishing an ongoing series of updates narrating the company’s progress toward its growth and uplist objectives.  The CEO’s latest letter to shareholders is included in its entirety below:

Dear Shareholders:

The first month of 2022 is now behind us bringing iQSTEL one month closer to our target Nasdaq uplisting. We continue on track toward our uplisting objective and this week I am pleased to feature our ongoing operational performance as an indicator of our preparedness for a Nasdaq uplisting.

We achieved an estimated $6.7 million in revenue in January, which is a 42% increase over the $4.8 million in revenue we realized in January 2021.

In January, iQSTEL also received  The Smart Appliance Product of the Year Award from IoT Breakthrough for its IoTSmartTank device.

January also saw iQSTEL reach a notable milestone as it formally entered the electric vehicle (EV) market place with its first EVs rolling off the production line.

These three substantial milestones in the first month of the year - double digit revenue growth, a technology award, and EV market entry - are strong positive indicators of what lies ahead for iQSTEL in 2022 and, I believe, representative of iQSTEL’s Nasdaq worthy caliber.

In my last letter, I reported that iQSTEL has been actively exploring an engagement with an investment bank to sponsor our uplisting to Nasdaq and to assist in the execution of our merger and acquisition campaign. I am now happy to announce that the iQSTEL Independent Board of Directors (BOD) has authorized management to engage with such an investment bank.

Here at iQSTEL, the management team and BOD continue in our confidence that the prevailing market conditions are not an impediment to the company’s 2022 objectives.  We feel our January operational performance demonstrates that the prevailing market conditions are not standing in our way.  We remain confident that the market will digest inflationary concerns and other post Covid economic impacts and otherwise see and reflect the enormous market expansion opportunities we see so clearly.  We likewise remain optimistic in the potential of iQSTEL’s share price to organically rise to the Nasdaq minimum listing requirement.

Sincerely,
Leandro Iglesias
CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

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Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907, IR Email: investors@iqstel.com
Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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